Exhibit 5.2

November 5, 2014

Omnicare, Inc.

900 Omnicare Center

201 E. Fourth Street

Cincinnati, OH 45202

Re:	Omnicare, Inc.

Medical Arts Health Care, Inc.

Pharmasource Healthcare, Inc.

Ladies and Gentlemen:

We have served as counsel to Medical Arts Health Care, Inc., a Georgia corporation (“MAHC”) and Pharmasource Healthcare, Inc., a Georgia corporation (“PHI”), both of which are wholly owned subsidiaries of Omnicare, Inc., a Delaware corporation (“Omnicare”), in connection with the preparation and filing of the Form S-3 Registration Statement (the “Registration Statement”) of Omnicare. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indentures (as defined below).

In connection with our representation of MAHC and PHI (each also known as a “Guarantor” and known collectively as the “Guarantors” or the “Companies”), and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

(A) The Articles of Incorporation and Certificate of Incorporation of MAHC (the “MAHC Charter”), dated July 29, 1986 by the Corporations Division of the Secretary of State of the State of Georgia (the “Georgia SOS”);

(B) The Bylaws of MAHC, as in effect on the date hereof (the “MAHC Bylaws”);

(C) The Certificate of Existence with respect to MAHC issued on October 20, 2014 by the Georgia SOS (the “MAHC Certificate”);

(D) The Articles of Incorporation and Certificate of Incorporation of PHI (the “PHI Charter”), dated August 12, 1993 by the Georgia SOS;

(E) The Bylaws of PHI, as in effect on the date hereof (the “PHI Bylaws”);

(F) The Certificate of Existence with respect to PHI issued on October 20, 2014 by the Georgia SOS (the “PHI Certificate”);

Opinion Letter

Omnicare, Inc.

November 5, 2014

(G) The Subordinated Debt Securities Indenture, dated June 13, 2003, between Omnicare and U.S. Bank National Association (successor trustee to SunTrust Bank), Trustee (the “Subordinated Debt Securities Indenture”);

(H) The Form of Senior Debt Securities Indenture (the “Senior Debt Securities Indenture” and, together with the Subordinated Debt Securities Indenture, the “Indentures”) between Omnicare and the trustee party thereto; and

(I) Such other documents as we have considered necessary or appropriate to the rendering of the opinions expressed below.

In our examination of the Documents, we have assumed, without independent investigation, (a) the genuineness of all signatures, (b) the legal capacity of all individuals who have executed any of the Documents, (c) the authenticity of all documents submitted to us as originals, (d) the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), (e) the accuracy and completeness of all public records and certificates reviewed by us, and (f) the completeness of all documents submitted to us and the lack of any undisclosed modifications, waivers or amendments to any agreements or other documents examined by us.

In making our examination of documents, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, the valid execution by such parties and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the MAHC Certificate and the PHI Certificate and have not independently verified the matters stated therein. We have made no independent investigation concerning the possible existence or state of any facts that might be relevant to any of the matters covered in this opinion.

In rendering this opinion, we have relied upon and assumed the correctness and completeness of certificates of public officials and we have not examined any court records, dockets or other public records and we have made no investigation as to the history or other transactions except as specifically set forth herein.

The phrase “our knowledge” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion letter, or the transactions described in this opinion letter. The phrase “our organizational representation” means legal services performed by lawyers at our firm with respect to and in connection with the review of the materials referenced herein and the issuance of this opinion.

Based upon the foregoing, having regard for such legal considerations as we deem relevant and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, as of the date of this letter:

1. MAHC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia;

Opinion Letter

Omnicare, Inc.

November 5, 2014

2. PHI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia;

3. Each of MAHC and PHI has been incorporated under the Georgia Business Corporation Act, and the status for each is active;

4. Each of MAHC and PHI has the corporate power and capacity to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Debt Guarantees;

5. The Debt Guarantees, upon being authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed, and delivered for corporate law purposes by each Guarantor; and

6. In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(A) We have made no investigation as to, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Georgia, and the federal laws of the United States of America. To the extent that any documents referred to herein are governed by and construed in accordance with the laws of a jurisdiction other than the State of Georgia, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Georgia. Our opinions in Paragraph 6 are limited only to those laws, rules, or regulations of the State of Georgia or the United States of America that a lawyer in Georgia exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, any of the Company’s Subsidiaries or the Company Transaction Documents.

(B) This opinion concerns only the effect of the laws (excluding the principles of conflict of laws) of the State of Georgia and the federal laws of the United States of America as currently in effect. We assume no obligation to update or supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(C) We express no opinion as to compliance with the securities, tax, environmental, or antitrust laws of any jurisdiction.

(D) We express no opinion with respect to any matters subject to the jurisdiction of the Federal Communications Commission or any other comparable state or federal regulatory commission.

(E) The opinions set forth herein are subject to the following limitation, namely that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, receivership, reorganization, moratorium or other laws affecting creditors’ rights generally, to general principles of equity regardless of whether considered in a proceeding in equity or at law, and to public policy principles;

Opinion Letter

Omnicare, Inc.

November 5, 2014

(F) With respect to our opinion expressed in paragraph 1, we have relied solely upon the MAHC Certificate referred to above to the effect that the MAHC is duly incorporated and in good standing under the laws of the State of Georgia; and

(G) With respect to our opinion expressed in paragraph 2, we have relied solely upon the PHI Certificate referred to above to the effect that PHI is duly incorporated and in good standing under the laws of the State of Georgia.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commissioner thereunder.

Sincerely,

BRISKIN, CROSS & SANFORD, LLC

/s/ Michael D. Cross, Jr.